CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (this "Agreement"), which includes Exhibit A hereto which is incorporated herein by this reference, is entered into by and between DAY RUNNER, INC., a Delaware corporation (the "Company"), and ALAN R. RACHLIN, a resident of Virginia who is operating a consulting business as a sole proprietorship ("Consultant"), and shall be effective as of November 22, 1999 (the "Effective Date").

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

         1. CONSULTANCY. The Company hereby retains Consultant, and Consultant hereby accepts such retention, upon the terms and subject to the conditions set forth herein, commencing as of November 22, 1999 and continuing through and including November 21, 2000 (the "Term"). Consultant shall render such services to the Company as an independent contractor, and not as an employee, agent, joint venturer or otherwise. Although Consultant is an attorney, it is understood that such services shall be rendered as a consultant to, and not as an attorney for, the Company.

         2. DUTIES. Consultant shall make himself available during the Term to advise the Chairman and such Company employees as he designates with regard to such strategic business issues and projects as he shall select, including, without limitation, those relating to new or existing business development, strategic and tactical planning, corporate finance or business aspects of potential securities or other legal matters. Time devoted to Consultant's duties as a member of the Company's Board of Directors and committees thereof shall not be considered as consulting services under this Agreement. The Company shall be entitled to require Consultant to make himself available up to 60 days during the Term (but not more than 10 days in any single month) for the performance of consulting services hereunder at such times and places as are mutually satisfactory to the Company and Consultant. Consultant will travel to the Company's principal offices as necessary to meet with management but will not otherwise be required to perform any of his duties outside of Virginia.

         3. COMPENSATION. In consideration for his agreement herein to render consulting services to the Company, the Company agrees to compensate Consultant in cash at the rate of $2,500 per day.

         4. EXPENSES. Any and all expenses incurred by Consultant in rendering consulting services hereunder shall be borne by Consultant, such expenses to include travel within the Virginia-Washington D.C.-area, secretarial support (unless provided with the Chairman's permission by an employee of the Company), office supplies, telephone (unless long distance), overhead, meals, market research, seminars, textbooks and computer time. The Company shall pay all its own expenses incurred by it in connection with such consulting and shall reimburse Consultant for all long distance telephone charges and expenses for travel (including transportation, hotel, meals and other reasonable charges resulting from such travel) outside of the Virginia-Washington D.C.-area and for such other expenses as are authorized by the Chairman as appropriate for reimbursement.

         5. TERMINATION. Consultant's retention hereunder shall continue during the Term unless earlier terminated by Consultant's death or by lawful termination of this Agreement after breach hereof by Consultant. Neither party may terminate this Agreement for breach except after providing written notice to the other of the alleged breach (specifically describing therein in full detail the basis for such alleged breach) and allowing 30 days after such notice for the other party to cure such breach or cease breaching the Agreement.

         6.CONFIDENTIALITY. Consultant shall execute on the date hereof and send to the Company the Confidentiality Agreement attached hereto as Exhibit A (the "Confidentiality Agreement").

         7.       MISCELLANEOUS.

                  7.1 Notices. Except as otherwise noted herein, all notices pursuant to this Agreement shall be in writing, shall specifically reference this Agreement and shall be deemed duly sent and given upon actual delivery to and receipt by the relevant party (which in the case of the Company, shall be the Chairman).

                  7.2 Legal Advice and Construction of Agreement. Both parties hereto have received independent legal advice with respect to, and neither has relied upon the other (or his or its advisors) in, entering into this Agreement.

                  7.3 Entire Agreement. This Agreement and the Confidentiality Agreement constitute a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

                  7.4 Amendment and Waiver. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by both parties hereto.

                  7.5  Specific  Performance.   Each  party  hereto  may  obtain
specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

                  7.6 Virginia Law. This Agreement was negotiated and delivered within the Commonwealth of Virginia and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal (and not the conflict of laws) laws of Virginia applicable to the construction and enforcement of contracts between parties resident in Virginia which are entered into and fully performed in Virginia. Any action or proceeding arising out of, relating to or concerning this Agreement shall be filed in the state courts of the County of Fairfax, Commonwealth of Virginia or in a U.S. District Court in the Eastern District of Virginia. The parties hereby waive the right to object to such location on the basis of venue.

                  7.7 Attorney's Fees. In the event a lawsuit is instituted by either party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including the reasonable fees, costs and expenses of appeals), in addition to whatever damages or other relief the injured party is otherwise entitled to under law or equity.

                  7.8 Force Majeure. Neither party hereto shall be deemed in default if its/his performance of obligations hereunder is delayed or becomes impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

                  7.9 Successors and Assigns. Neither party may assign this Agreement or any of its/his rights or obligations hereunder to any third party or entity, and this Agreement may not be involuntarily assigned by operation of law, without the prior written consent of the nonassigning party, which consent may be given or withheld by such nonassigning party in the sole exercise of its/his discretion, except that the Company may assign this Agreement to a corporation acquiring: (1) 50% or more of the Company's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of the Company in a single transaction; and except that Consultant may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment or attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective lawful successors and permitted assigns.

                  7.10 Limitation of Damages. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages, proximately caused by the breach and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

                  7.11   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

DAY RUNNER, INC.                                      ALAN R. RACHLIN

By:  /s/ Mark Vidovich                  Signature:  /s/ Alan R. Rachlin
     --------------------------                     ----------------------
      Mark Vidovich
      Chairman







                                    EXHIBIT A


                            CONFIDENTIALITY AGREEMENT


AGREEMENT, dated and made effective as of this 22nd day of November, 1999, by and between Day Runner, Inc., a Delaware corporation ("Discloser"), and Alan R. Rachlin, a Virginia resident ("Disclosee");

WHEREAS, Discloser intends to provide Disclosee with certain data and other information possibly of a confidential or proprietary nature to Discloser; and

WHEREAS, Discloser considers certain of this information confidential but is willing to provide such information to Disclosee on a confidential basis;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. For purposes of this Agreement, the term "Confidential Information" shall mean that information of Discloser which is disclosed to Disclosee under the Consulting Agreement, effective as of the date hereof by and between the Discloser and Disclosee and which is in written graphic, recorded, photographic or any machine readable form, and which is conspicuously marked as confidential.

         2. (a) Disclosee will use such Confidential Information for his own use only and shall use the same degree of care he uses to protect and safeguard the confidentiality of his own proprietary information to not disclose such Confidential Information to any person or persons other than his attorneys or accountants. Disclosee covenants that such degree of care is reasonably designed to protect the confidentiality of Disclosee's proprietary and confidential information.

            (b) Disclosee shall not be liable for disclosure of any such Confidential Information if the same:

                (i)      was in the public domain at the time it was disclosed;

                (ii)     was known to Disclosee prior to the time of disclosure;

                (iii) is disclosed with the prior written approval of Discloser;
                (iv) is or becomes publicly known through no wrongful act of Disclosee;

                (v) is disclosed after two years from the date of this Agreement;

                (vi) was or is independently developed by Disclosee without any use of the Confidential Information;

                (vii) becomes known to Disclosee from a source other than Discloser without breach of this Agreement by Disclosee;

                (viii) is or has been furnished by Discloser to others not in a Confidential relationship with Discloser without restrictions similar to or stricter than those herein on the right of the Receiving party to use or disclose;

                (ix) is received by Disclosee after written notification to Discloser that Disclosee will not accept any further information;

                (x) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; or

               (xi) is disclosed pursuant to litigation involving Disclosee and relating to the information disclosed hereunder.

           (c) In the event of a disclosure under subsection (b)(x) above, Disclosee shall give Disclosure written notice of such order or requirement as soon as practicable prior to disclosure of the Confidential Information.

         3. The provisions of this Agreement shall supersede the provisions of any legends which may be affixed to any Confidential Information provided by Discloser to Disclosee.

         4. This document contains the entire agreement between the parties as to the subject matter hereof and supersedes any previous or contemporaneous understandings, commitments or agreements, oral or written, as to such subject matter. This Agreement can only be amended by a written document executed by the parties hereto.

         5. This Agreement shall be governed by the laws of the Commonwealth of Virginia.











         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above-written.

                                     Understood and Agreed:

"Discloser"                         "Disclosee"

DAY RUNNER, INC.                     ALAN R. RACHLIN


By: /s/ Mark Vidovich      Signature: /s/ Alan R. Rachlin
    ------------------                ------------------------------
     Mark Vidovich
     Chairman